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                                                  Exhibit 23(b)





               CONSENT OF INDEPENDENT ACCOUNTANTS




          We consent to the incorporation by reference in the Hunt Manufacturing Co. Savings Plan Form S-8 Registration Statement (Registration No. 33-6359), of our report dated
June 15, 1994, on our audits of the combined and individual fund statements of the Hunt Manufacturing Co. Savings Plan as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991 which report is included in this Form 10-K/A which is Amendment No. 1 to Hunt Manufacturing Co.'s 1993 Annual Report on Form 10-K.






                                   COOPERS & LYBRAND








2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 28, 1994


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